Exhibit 10.1

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this "Amendment") is dated as of this _28th__day of March 2013 (the "Effective Date"), between 30 SOUTH 15TH ASSOCIATES, L.P., a Delaware limited partnership, ("Landlord") and UNITED BANK OF PHILADELPHIA, a corporation organized under the laws of Pennsylvania ("Tenant).

BACKGROUND

A. The Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18 (predecessor in title to Landlord) and Tenant entered into a lease dated January 25,2005 (the "Original Lease"; as amended by that certain First Amendment to Lease dated September 24, 2009 (the "First Amendment"); the Original Lease together with the First Amendment and this Amendment are, collectively, referred to as the "Lease"), pursuant to which Tenant leases from Landlord certain premises consisting of approximately 10,273 rentable square feet of office space on the twelfth (1ih) floor (designated as Suite 1200) (the "12th Floor Space") and approximately 2,673 rentable square feet of space located on the first (1st) floor (the "1st Floor Space"; together with the 12th Floor Space, collectively, the "Premises") of the building located at 30 South 15th Street, Philadelphia, Pennsylvania (the "Building"). Prior to the Effective Date of this Amendment, the term of the Lease was scheduled to expire on March 31, 2015.

B. Tenant and Landlord desire to extend the Lease Term of the Lease, update the Base Rent schedule and otherwise amend the Lease under the terms and conditions set forth below.

Now, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, agree as follows:

1.	Definitions. All capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Lease.

2.	Lease Term Extension. The Lease Term is hereby extended for a period of eight (8) years and four (4) months, but shall be recast commencing on April 1, 2013 and expiring on July 31, 2023.

3.	Base Rent and Modifications to Certain Lease Terms.
(a) Base Rent. Effective as of the Effective Date, Tenant shall pay Landlord amended and restated Base Rent for the 1st Floor Space and 1st Floor Space in equal monthly installments at the rates and in the amounts set forth below, respectively.

12th Floor Space:

Lease Year (Period)	Base Rent/RSF	Annual Base Rent	Monthly Base Rent
(4/1/13-3/31114)	$20.00	$205,460.00	$17,121.67
(4/1/14-3/31/15)	$20.50	$210,596.50	$17,549.71
(411 /15-3/31/16)	$21.00	$215,733.00	$17,977.75
(4/1/16-3/31/17)	$21.50	$220,869.50	$18,405.79
(4/1/17-3/31/18)	$22.00	$226,006.00	$18,833.83
(4/1/18-3/31/19)	$22.50	$231,142.50	$19,261.88
(4/1/19-3/31/20)	$23.00	$236,279.00	$19,689.92
(4/1/20-3/31/21)	$23.50	$241,415.50	$20,117.96
(4/1/21-3/31/22)	$24.00	$246,552.00	$20,546.00
(4/1/22-3/31/23)	$24.50	$251,688.50	$20,974.04
(4/1/23-7/31/23)	$25.00	$256,825.00	$21,402.08

1st Floor Space:

Lease Year (Period)	Base Rent/RSF	Annual Base Rent	Monthly Base Rent
(4/1/13-3/31/14)	$31.00	$82,863.00	$6,905.25
(4/1/14-3/31/15)	$31.50	$84,199.50	$7,016.63
(4/1/15-3/31/16)	$32.00	$85,536.00	$7,128.00
(4/1/16-3/31/17)	$32.50	$86,872.50	$7,239.38
(4/1117-3/31/18)	$33.00	$88,209.00	$7,350.75
(4/1/18-3/31/19)	$33.50	$89,545.50	$7,462.13
(4/1/19-3/31/20)	$34.00	$90,882.00	$7,573.50
(4/1/20-3/31/21)	$34.50	$92,218.50	$7,684.88
(4/1/21-3/31/22)	$35.00	$93,555.00	$7,796.25
(4/1/22-3/31/23)	$35.50	$94,891.50	$7,907.63
(4/1/23-7/31/23)	$36.00	$96,228.00	$8,019.00

Base Rent shall be paid in advance, without notice or demand, and without counterclaim or setoff, on the first day of each calendar month during the Lease Term of the Lease, in the same manner as is set forth in the Original Lease.

Notwithstanding the foregoing, (a) provided that no Event of Default then exists, then subject to the terms and conditions set forth below Landlord shall abate Tenant's responsibility to pay Base Rent, Additional Rent and Utilities (except for any electricity usage in the Premises and the Use and Occupancy Taxes attributable to the Premises) as applicable to (i) the period between April 1, 2013 and May, 2013; and (ii) the months of Aplil2014 and April 2015 (collectively, the "Abatement Periods"), and (b) if the Lease is terminated prior to the expiration of the Lease Term as a result of a default by Tenant, in addition to all other damages to which Landlord may be entitled under the Lease and applicable law, Tenant immediately and without notice shall pay Landlord the full amount of all Base Rent and Additional Rent which had been abated as aforesaid.

Notwithstanding anything to the contrary set forth in the Original Lease (as previously amended) or this Amendment, in addition to Tenant's obligation to make monthly payments of Base Rent, Tenant agrees to reimburse or pay Landlord, within five (5) business days after invoice from Landlord, for any and all expenses incurred by Landlord for Tenant's electricity usage in the Premises during the Lease Term, which usage will be monitored by EMS, or another third party service provider, who will also be responsible for generating the monthly electric bills to be sent to Tenant without mark-up.

(b) Modifications to Certain Lease Terms. Effective as of April 1,2015: (i) the definition for "Operating Costs Base Amount Allocable to the Premises" as provided in Section 3.4.6 of the Original Lease shall be deleted in its entirety and replaced with the following, 'The Operating Costs Allocable to the Premises for the year beginning January 1, 2015 and ending December 31, 2015 (the

"Base Year")"; and (ii) the definition for "Property Tax Base Amount" as provided in Section 3.4.6 of the Original Lease shall be deleted in its entirety and replaced with the following, "Tenant's Pro Rata Share of Property Taxes payable for the year beginning January 1,2015 and ending December 31, 2015."

4.	Tenant Improvements.

(a) Allowance and Tenant Improvements. Landlord shall provide to Tenant an allowance (the "Second Amendment Allowance") for the leasehold improvements to be constructed in the Premises in the total amount of One Hundred Eighty One Thousand Eight Hundred Seventy Two and 50/100 Dollars ($181,872.50) (based on Twenty Dollars ($20.00) per rentable square foot of the 1st Floor Space and Twelve and 50/100 Dollars ($12.50) per rentable square foot of the 12tll Floor Space) (the "Second Amendment Tenant Improvements"). The Second Amendment Allowance shall be applied toward (i) the architectural and engineering design, permitting, and construction costs of the Second Amendment Tenant Improvements, and (ii) Tenant's costs relating to furniture, fixtures and equipment (including signage) (collectively, "FF&E") (provided that no more than $36,374.50 (i.e., 20% of the Second Amendment Allowance) may be utilized for FF &E) (individually a "Cost" and collectively "Costs"). With regard to the FF&E portion of the Second Amendment Allowance, payment of same shall be made by Landlord to Tenant within thirty (30) days of Landlord's receipt of bona fide copies of invoices evidencing Costs incurred by Tenant in connection with the FF &E. In no event shall Landlord be liable to pay any Cost which exceed $36,374.50 with respect to FF&E. Promptly after the execution and delivery of this Amendment, Tenant shall prepare all plans, specifications and construction and mechanical drawings in connection with the Second Amendment Tenant Improvements; provided, however, that Tenant may elect to have the Second Amendment Tenant Improvements work performed in two (2) phases (where the 1st phase would be the performance of work relating to the 1st Floor Space and the 2nd phase would be the performance of work relating to the 12th Floor Space) and, in such circumstance, the plans, specifications and construction and mechanical drawings with regard to the 12th Floor Space work, shall be provided to Landlord by Tenant, if at all, no later than November 30, 2013. Said plans, specifications and construction and mechanical drawings shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed (as approved, collectively, the "Tenant Plans"). After the parties' mutual approval of the Tenant Plans and Tenant's receipt of all required permits, which shall be obtained at Tenant's sole cost and expense, Landlord shall generate a proposed budget setting forth the anticipated costs relating to constructing the Second Amendment Tenant Improvements in accordance with the Tenant Plans and, once approved by Tenant, Landlord shall promptly commence construction of the Second Amendment Tenant Improvements and diligently pursue the same to Substantial Completion, the costs for which shall be applied against the Second Amendment Allowance. The performance of the Second Amendment Tenant Improvements shall be performed by Landlord's contractors, as approved by Tenant (such approval not to be unreasonably withheld), and managed by Landlord's project management, in a good and workmanlike manner and shall otherwise be in compliance with the provisions of all applicable laws including, without limitation, the Americans with Disabilities Act. Other than (i) the Second Amendment Tenant Improvements shown on the Tenant Plans, and (ii) Landlord's Work (as defined in Section 5 below), Tenant agrees that the Premises shall remain in its current "AS-IS" condition.

(b) Reconciliation of Costs with respect to the Second Amendment Allowance. Within thirty (30) days after Substantial Completion of the Second Amendment Tenant Improvements, Landlord and Tenant shall reconcile any difference between the actual Costs of the Second Amendment Tenant Improvements relative to the Second Amendment Allowance. In the event that the Costs of the

Second Amendment Tenant Improvements exceed the Second Amendment Allowance, all such excess costs shall be paid by Tenant. If the actual Costs of the Second Amendment Tenant Improvements are less than the Second Amendment Allowance, any remaining unused portion of the Second Amendment Allowance shall be deemed forfeited. In no event shall any portion of the Second Amendment Allowance be credited against installment(s) of Base Rent or Additional Rent due under the Lease.

(c) Substantial Completion. "Substantial Completion" (or "Substantially Complete" or "Substantially Completed") of the Premises shall be conclusively deemed to have occurred as soon as the Second Amendment Tenant Improvements to be installed by Landlord pursuant to this Amendment have been constructed in substantial accordance with the Tenant Plans, with only minor punch-list or finish items remaining to be completed as would not inhibit Tenant from operating in the Premises, as certified by Landlord's architect for the Building (in such architect's commercially reasonable discretion).

(d) Surrender of Second Amendment Tenant Improvements. All Second Amendment Tenant Improvements, regardless of which party constructed or paid for them, shall become the property of Landlord and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of the Lease. Notwithstanding the foregoing, Tenant may, at its option, remove its safes, security deposit boxes and signage upon the expiration or earlier termination of the Lease, provided that Tenant makes any repairs to the Premises or the Building necessitated by such removal.

5. Landlord's Work. Landlord, at Landlord's sole cost and expense, shall: (i) upgrade the lighting in the alley to provide a more secure and safe entrance to the 1st Floor Space therefrom; (ii) repair the card reader to the door of the ATM; (iii) repair the outside door to the ATM, which has sustained water damage, and the adjacent drywall and frame which are currently loose; and (iv) check and balance the HVAC system in the 15t Floor Space and ensure that same is in good working order consistent with other first class office buildings in the Philadelphia market (provided, however, that in no event shall Landlord be obligated to add any additional tonnage capacity to said system) (collectively, the "Landlord's Work"). Following the Effective Date, Landlord shall promptly commence the Landlord's Work and diligently pursue completion of same.

6. Lease Security Deposit. Landlord shall continue to hold the existing Lease Security Deposit (i.e., Twenty Thousand Seven Hundred Ninety Nine and 15/100 Dollars ($20,799.15)), as provided in the First Amendment, until the expiration of the Lease Term (as extended by this Amendment).

7. Confession of Judgment. The Confession of Judgment provisions contained in the Original Lease are hereby confirmed and restated in their entirety as follows:

 "CONFESSION OF JUDGMENT. SUBSECTION (i) BELOW CONTAINS A WARRANT OF ATTORNEY AUTHORIZING ANY PROTHONOTARY, CLERK OF COURT, ATTORNEY OF ANY COURT OF RECORD AND/OR LANDLORD (AS WELL AS SOMEONE ACTING FOR LANDLORD) TO APPEAR FOR, AND CONFESS JUDGMENT AGAINST, TENANT, WITHOUT ANY PRIOR NOTICE OR AN OPPORTUNITY TO BE HEARD. SUBSECTION (i) BELOW ALSO PERMITS LANDLORD TO EXECUTE UPON THE CONFESSED JUDGMENT WHICH COULD HAVE THE EFFECT OF DEPRIVING TENANT OF ITS PROPERTY WITHOUT ANY PRIOR NOTICE OR AN OPPORTUNITY TO BE HEARD. TENANT HEREBY ACKNOWLEDGES THAT IT HAS CONSULTED WITH AN ATTORNEY REGARDING THE IMPLICATIONS OF THESE PROVISIONS AND TENANT UNDERSTANDS THAT IT IS

BARGAINING A WAY SEVERAL IMPORTANT LEGAL RIGHTS. ACCORDINGLY, TENANT HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALL Y WAIVES ANY RIGHTS THAT IT MA Y HAVE UNDER THE CONSTITUTION AND/OR LAWS OF THE UNITED STATES OF AMERICA AND THE COMMONWEALTH OF PENNSYLVANIA TO PRIOR NOTICE AND/OR AN OPPORTUNITY FOR HEARING WITH RESPECT TO BOTH THE ENTRY OF SUCH CONFESSED JUDGMENT AND ANY SUBSEQUENT ATTACHMENT, LEVY OR EXECUTION THEREON. TENANT EXPRESSLY WARRANTS AND REPRESENTS THAT THE FOLLOWING WARRANT OF ATTORNEY TO CONFESS JUDGMENT HAS BEEN AUTHORIZED EXPRESSLY BY ALL PROPER ACTION OF THE BOARD OF DIRECTORS OF TENANT. NOTWITHSTANDING ANYTHING CONTAINED IN SUBSECTION (i) BELOW, THE SUBSECTION AND THE AUTHORITY GRANTED TO LANDLORD THEREIN IS NOT AND SHALL NOT BE CONSTRUED TO CONSTITUTE A "POWER OF ATTORNEY" AND IS NOT GOVERNED BY THE PROVISIONS OF 20 Pa.C.S.A. §§5601-561l. FURTHERMORE, AN ATTORNEY OR OTHER PERSON ACTING UNDER THESE SUBSECTIONS SHALL NOT HAVE ANY FIDUCIARY OBLIGATION TO THE TENANT AND, WITHOUT LIMITING THE FOREGOING, SHALL HAVE NO DUTY TO: (1) EXERCISE THESE POWERS FOR THE BENEFIT OF THE TENANT, (2) KEEP SEPARATE ASSETS OF TENANT FROM THOSE OF SUCH ATTORNEY OR OTHER PERSON ACTING UNDER THESE SUBSECTIONS, (3) EXERCISE REASONABLE CAUTION OR PRUDENCE ON BEHALF OF TENANT, OR (4) KEEP A FULL AND ACCURATE RECORD OF ALL ACTIONS, RECEIPTS AND DISBURSEMENTS ON BEHALF OF TENANT.

(i) CONFESSION OF JUDGMENT FOR POSSESSION. TENANT COVENANTS AND AGREES THAT UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, OR IF THIS LEASE IS TERMINATED OR THE LEASE TERM OR ANY EXTENSIONS OR RENEWALS THEREOF ARE TERMINATED OR EXPIRE, THEN LANDLORD MAY, WITHOUT LIMITATION, CAUSE JUDGMENTS IN EJECTMENT FOR POSSESSION OF THE LEASED PREMISES TO BE ENTERED AGAINST TENANT AND, FOR THOSE PURPOSES, TENANT HEREBY GRANTS THE FOLLOWING WARRANT OF ATTORNEY: (a) TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY, CLERK OF COURT, ATTORNEY OF ANY COURT OF RECORD AND/OR LANDLORD (AS WELL AS SOME ONE ACTING FOR LANDLORD) IN ANY ACTIONS COMMENCED FOR RECOVERY OF POSSESSION OF THE LEASED PREMISES TO APPEAR FOR TENANT AND CONFESS OR OTHERWISE ENTER JUDGMENT IN EJECTMENT FOR POSSESSION OF THE LEASED PREMISES AGAINST TENANT AND ALL PERSONS CLAIMING DIRECTLY OR INDIRECTLY BY, THROUGH OR UNDER TENANT, AND THEREUPON A WRIT OF POSSESSION MAY FORTHWITH ISSUE AND BE SERVED, WITHOUT ANY PRIOR NOTICE, WRIT OR PROCEEDING WHATSOEVER; AND (b) IF, FOR ANY REASON AFTER THE FOREGOING ACTION OR ACTIONS SHALL HAVE BEEN COMMENCED, IT SHALL BE DETERMINED THAT POSSESSION OF THE LEASED PREMISES SHOULD REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT TO COMMENCE ONE OR MORE FURTHER ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE LEASED PREMISES INCLUDING APPEARING FOR TENANT AND CONFESSING OR OTHERWISE ENTERING JUDGMENT FOR POSSESSION OF THE LEASED PREMISES AS HEREINBEFORE SET FORTH.

(ii) Proceedings. In any procedure or action to enter judgment by confession pursuant to Subsection (i) above: (a) if Landlord shall first cause to be filed in such action an affidavit or averment of the facts constituting the Event of Default or occurrence of the condition precedent, or event, the happening of which default, occurrence or Event of Default authorizes and empowers Landlord to cause the entry of judgment(s) by confession, such affidavit or averment shall be conclusive evidence of such facts, Events of Default, occurrences, conditions precedent or events; and (b) if a true copy of this Lease (and of the truth of which such affidavit or averment shall be sufficient evidence) be filed in such procedure or action, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom, or practice to the contrary notwithstanding,

(iii) Waivers by Tenant of Errors and Notice to Quit. Tenant hereby releases to Landlord and to any attorneys who may appear for Landlord all errors in any procedure(s) or action(s) to enter judgment(s) by confession by virtue of the warrants of attorney contained in this Lease, and all liability therefor.

Tenant further authorizes the prothonotary, or any clerk of any court of record to issue a writ of execution or other process. If proceedings shall be commenced to recover possession of the Premises either at the end of the Lease Term or sooner termination of this Lease, or for non-payment of Rent or for any other reason, Tenant specifically waives the right to the ten (10), fifteen (15) or thirty (30) days' notice to quit required by 68 P.S. §250.501, as amended, and agrees that notice under either Pa.R.C.P. 2973.2 or Pa.R.C.P. 2973.3, as amended from time to time, shall be sufficient in either or any such case.

(iv) Rights of Assignee of Landlord. The right to enter judgment(s) against Tenant by confession and to enforce all of the other provisions of this Lease may at the option of any assignee of this Lease, be exercised by any assignee of the Landlord's right, title and interest in this Lease in his, her or their own name, any statute, rule of court, custom, or practice to the contrary notwithstanding."

8. Option to Extend. The parties hereby acknowledge and agree that Section 2.2.2 of the Lease, as amended by the First Amendment, remains in full force and effect and is unaffected by this Amendment. If the Extension Option is properly exercised, such Option Period shall run from August 1, 2023 through July 31, 2028.

9. Signs. In addition to Tenant's signage rights as provided in Section 4.23 of the Original Lease, subject to compliance with all Governmental Requirements and Landlord's approval, addressed below, Tenant may, at Tenant's sole cost and expense, place signage: (a) on the silver and bronze bands located outside the Building; and (b) on the interior lobby glass of the 1st Floor Space. Prior to Tenant's installation of any such signage, Tenant shall provide plans and specifications depicting same for Landlord's prior written approval, such approval not to be unreasonably withheld, conditioned or delayed. Further, Tenant's installation of any such signage shall be subject to all provisions of the Lease (including, but not limited to, Tenant Alterations).

10. Enforcement of Smoking Regulations. Landlord covenants to use commercially reasonable efforts to enforce all Governmental Requirements relating to smoking regulations applicable to the main entrance of the Building.

11. Mutual Representations and Warranties. Landlord and Tenant represent and warrant to each other respectively that:
(a) they have the requisite power and authority to enter into this Amendment;
(b) they have received all necessary and appropriate approvals and authorizations to execute and perform their respective obligations set forth in this Amendment;

(c) the signatories executing this Amendment on behalf of Landlord and Tenant have been duly authorized and empowered to execute this Amendment on behalf of Landlord and Tenant, respectively;
(d) this Amendment IS valid and shall be binding upon and enforceable against Landlord and Tenant and their respective successors and assigns and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns;
(e) the Lease remains in full force and effect free from default and free from the occurrence of an event which but for the passage of time or the service of notice or both would constitute an Event of Default thereunder by either party thereto; and
(f) neither party has assigned its lights under the Lease.

12. Ratification of Lease. Except as herein modified and amended, each and every covenant, condition, warranty and agreement of the Original Lease is hereby ratified and affirmed in its entirety and shall apply with full force and effect during the full term of the Lease.

13. Final Agreement. This Amendment and the Original Lease (as previously amended) cover in full, each and every final agreement of every kind or nature whatsoever between Landlord and Tenant concerning the Premises, and all preliminary negotiations and agreements whatsoever of every kind or nature are merged in the Lease. Neither the Original Lease (as previously amended) nor this Amendment may be changed or modified in any manner other than by written amendment or modification executed by Landlord and Tenant.

14. Brokers. Except for the brokerage commissions, if any, payable by Landlord to Jones Lang LaSalle Americas, Inc. and Newmark Knight Frank Smith Mack (collectively, the "Brokers"), pursuant to separate written agreement, with respect to this Amendment to Lease, Tenant and Landlord warrant to one another that each has had no dealings with any broker or agent, other than Brokers, in connection with the negotiation or execution of this Amendment, and each of Tenant and Landlord will indemnify the other and hold the other ham11ess from and against any and all costs, expenses or liability for commissions or other compensation or charge claimed by any other broker or agent, other than Brokers, with respect to this Amendment due to a misrepresentation by such party.

15. No Presumption. This Amendment is the product of negotiations between the parties. As such, this Amendment shall not be construed against one patty or another merely because such party drafted some part or all of this Amendment.

16. Counterparts. This Amendment may be executed simultaneously or in two (2) or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. Telecopied signatures may be relied upon as originals.

17. Headings. The marginal or topical headings of the several articles, paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such articles, sections, paragraphs and clauses.

[Signatures follow on the next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date and year first above written.

TENANT:
UNITED BANK OF PHILADELPHIA, a
Pennsylvania corporation

By:/s/ Evelyn F. Smalls
Name: Evelyn F. Smalls
Title: President and CEO

LANDLORD:

30 SOUTH 15TH ASSOCIATES L.P., a
Delaware limited partnership

By: USA South 15th, LLC, its general partner

By: The Union Labor Life Insurance Company,
on behalf of its Separate Account U, its
managing member

By: /s/ David Grasso
Name: David Grasso
Title:  Authorized Signatory